
<ARTICLE> 5
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-START>                             JAN-01-1996
<PERIOD-END>                               MAR-31-1996
<CASH>                                           3,144
<SECURITIES>                                    19,699
<RECEIVABLES>                                    5,684
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                31,834
<PP&E>                                           5,151
<DEPRECIATION>                                   3,166
<TOTAL-ASSETS>                                  34,125
<CURRENT-LIABILITIES>                           13,093
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             7
<OTHER-SE>                                      21,025
<TOTAL-LIABILITY-AND-EQUITY>                    34,125
<SALES>                                          5,694
<TOTAL-REVENUES>                                 5,694
<CGS>                                               54
<TOTAL-COSTS>                                    4,657
<OTHER-EXPENSES>                                 7,066<F1>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                 231
<INCOME-PRETAX>                                (5,798)
<INCOME-TAX>                                       469
<INCOME-CONTINUING>                            (6,267)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   (6,267)
<EPS-PRIMARY>                                   (1.00)
<EPS-DILUTED>                                   (1.00)<F2>

<F1>In connection with the acquisition of Lor/Geske Bock Associates, Inc., the
Company recognized a one-time expense amounting to $7.1 million of in process research and development.
<F2>In the first quarter of 1996, common share equivalents, if included, would have an anti-dilutive effect on the net loss per share calculation, and are therefor excluded from the fully diluted calculation. If included, the net loss per share would be $0.94 per share.

